1999-STOCK OPTION PLAN

                                       OF

                      HOLIDAY RV SUPERSTORES, INCORPORATED

     1. NAME OF PLAN. The name of this Stock Option Plan (hereinafter referred to as the "Plan"), shall be the 1999 - Stock Option Plan of Holiday RV Superstores, Incorporated, a Florida Corporation, (hereinafter referred to as the "Company").

     2. SCOPE AND DURATION. Options under the 1999 Plan may be granted in the form of incentive stock options ("Incentive Options") as provided in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or in the form of non-qualified stock options ("Non-qualified Options"). (Unless otherwise indicated, references in the 1999 Plan to "options" include Incentive Options and Non-qualified Options). The maximum aggregate number of shares as to which options may be granted from time to time under the 1999 Plan is 500,000 shares of the Common Stock of the Company ("Common Stock"), which shares may be, in whole or in part, authorized but unissued shares or shares reacquired by the Company. If an option shall expire, terminate or be surrendered for cancellation for any reason without having been exercised in full, the shares represented by the option or portion thereof not so exercised shall (unless the 1999 Plan shall have been terminated) become available for subsequent option grants under the 1999 Plan. As provided in Paragraph 13 the 1999 Plan shall become effective upon the approval of the same by the Company's shareholders, and unless terminated sooner pursuant to Paragraph 14, the 1999 Plan shall terminate ten (10) years thereafter, and no option shall be granted hereunder after that date.

     3. ADMINISTRATION. The 1999 Plan shall be administered by the Compensation Advisory Committee of the Company's Board of Directors (the "Committee"). The Committee shall consist of not less than three members of the Board of Directors, two (2) of whom shall be "disinterested persons" as defined in Rule 16b-3 pursuant to the Securities and Exchange Act of 1934, and one of whom shall be the Company's Chief Financial Officer. The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1999 Plan, to grant options, to determine the purchase price of the Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as Incentive Options or Non-qualified Options; to interpret this 1999 Plan; to prescribe, amend and rescind rules and regulations relating to the 1999 Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with options under the 1999 Plan; and to make all other determinations deemed necessary or advisable for the administration of the 1999 Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 1999 Plan.

     4. ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING OPTIONS. Incentive Options shall be limited to persons who have been regular full-time employees of the Company or its present and future subsidiaries for more than one year and at the grant of any option are in the employ of the Company or its present and future subsidiaries. In determining the employees to whom Incentive Options shall be granted and the number of shares to be covered by each Incentive Option, the Committee shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 1999 Plan. An employee who has been granted an option or options under the 1999 Plan may be granted an additional option or options, subject, in the case of Incentive Options, to such limitations as may be imposed by the Code on such options. Except as provided below, a Non-qualified Option may be granted to any person, including, but limited to, employees, independent agents, consultants and attorneys, the Committee believes have contributed, or will contribute, to the success of the Company. Directors of the Company who are not salaried employees of or exclusive, full-time consultants to the Company or its present and future subsidiaries may not receive options under the 1999 Plan.

     5. OPTION PRICE. The purchase price of the Common Stock covered by each option shall be determined by the Committee and in the case of Incentive Options shall not be less than 100% of the Fair Market Value (as defined in Paragraph 16., below) of a share of the Common Stock on the date on which the option is granted. In the case of Non-qualified Options, the purchase price under the option shall generally be Fair Market Value, although the Committee may grant options with option prices of less than Fair Market Value. Such price shall be subject to adjustment as provided in Paragraph 12., below. The Committee shall determine the date on which an option is granted; in the absence of such a determination, the date on which the Committee adopts a resolution granting an option shall be considered the date on which such option is granted.

     6. TERM OF OPTIONS. The term of each option shall be not more than ten (10) years from the date of grant, as the Committee shall determine, subject to earlier termination as provided in Paragraphs 10. and 11., below.

     7. EXERCISE OF OPTIONS.

     7.1. Except as provided below, no option granted under the 1999 Plan shall be exercisable prior to the expiration of the first year of its term. Thereafter, subject to the provision of the 1999 Plan and unless otherwise provided in the option agreement, an option granted under the 1999 Plan shall become exercisable in full at the earliest of six (6) months after the holder's death or the tenth anniversary of the date of grant. In its discretion, the Committee may, in any case or cases, prescribe the option be exercised in installments or provide that an option may be exercisable in full immediately upon the date of its grant (subject, in the case of Incentive Options, to such restrictions as may be imposed by the Code). The Committee may, in its sole discretion, provide that an option shall immediately become exercisable in full upon the happening of any of the following events: (i) the first purchase of shares of Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the Common Stock, (ii) the approval by the stockholders of the Company of an agreement for a merger in which the Company will not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets, (iii) with respect to an employee, on his 65th birthday, or (iv) with respect to an employee, on the employee's involuntary termination from employment. In the event of a question or controversy as to whether any of the events hereinabove described has taken place, a determination by the Committee that such event has or has not occurred shall be conclusive and binding upon the Company and participants in the 1999 Plan.

     7.2. An option may be exercised, at any time or from time to time (subject, in the case of Incentive Options, to such restrictions as may be imposed by the
Code), as to any or all full shares as to which the option has become exercisable until the expiration of the period set forth in Section 6 hereof, by the delivery to the Company, at its principal place of business in Orlando, Florida, of (i) written notice of exercise in the form specified by the Committee specifying the number of shares of Common Stock with respect to which the option is being exercised and signed by the person exercising the option as provided herein, (ii) payment of the purchase price; and (iii) in the case of Non-qualified Options, payment in cash of all withholding tax obligations imposed on the Company by reason of the exercise of the option.

     Upon acceptance of such notice, receipt of payment in full, and receipt of payment of all withholding tax obligations, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased. In the event the person exercising the option delivers the items specified in (i) and (ii) of this Subsection 7.2., but not the item specified in (iii) hereof, if applicable, the option shall still be considered exercised upon acceptance by the Company for the full number of shares of Common Stock specified in the notice of exercise but the actual number of shares issued shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the option is exercised, is sufficient to satisfy the required amount of withholding tax.

     7.3 The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise. Payment shall be made in cash, which may be paid by cashiers or official bank check or other instrument acceptable to the Company; in addition, subject to compliance with applicable laws and regulations and such conditions as the Committee may impose, the Committee, in its sole discretion, may on a case-by-case basis elect to accept payment in shares of Common Stock of the Company which are already owned by the option holder, valued at the Fair Market Value thereof (as defined in Paragraph 15., below) on the date of exercise; provided, however, that with respect to Incentive Options, no such discretion may be exercised unless the option agreement permits the payment of the purchase price in that manner.

     7.4. Except as provided in Paragraphs 10. and 11., below, no option granted to an employee may be exercised at any time by such employee unless such employee is then a regular full-time employee of the Company or a subsidiary and unless the employee has remained in the continuous employ of the Company, any of its subsidiaries or any combination thereof, for a period of one (1) year from the date of its grant.

     8. INCENTIVE OPTIONS.

     8.1 With respect to Incentive Options granted, the aggregate Fair Market Value (determined in Accordance with the provisions of Paragraph 15. at the time the Incentive Option is granted) of the Common Stock or any other stock of the Company, its parent or subsidiary corporations with respect to which incentive stock options, as defined in Section 422A of the Code, are exercisable for the first time by any employee during any calendar year (under all incentive stock option plan of the Company and its parent and subsidiary corporations, as those terms are defined in Section 425 of the Code) shall not exceed $100,000. An employee may exercise options for the purchase of Common Stock valued in excess of $100,000 (determined in accordance with the provisions of Paragraph 15. at the time the Incentive Option is granted) in a calendar year, but only if the right to exercise such options shall have first become available in prior calendar years.

     8.2. No Incentive Option may be awarded to any employee who immediately prior to the date of the granting of such Incentive Option owns more than 10% of the combined voting power of all classes of stock of the Company or any of its subsidiaries unless the exercise price under the Incentive Option is at least 110% of the Fair Market Value on the date of the grant and the option expires within five (5) years from the date of grant.

     8.3. In the event of amendments to the Code or applicable regulations relating to Incentive Options subsequent to the date hereof, the Company may amend the provisions of the 1999 Plan, and the Company and the employees holding options may agree to amend outstanding option agreements, to conform to such amendments.

     9. NON-TRANSFERABILITY OF OPTIONS. Incentive Options granted under the 1999 Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and Incentive Options may be exercised during the lifetime of the employee only by the employee.

     10.  TERMINATION  OF  EMPLOYMENT.  In the event that the  employment  of an employee to whom an option has been granted under the 1999 Plan shall be terminated (except as set forth in Paragraph 11., below), such option may be, subject to the provisions of the 1999 Plan, exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months (twelve (12) months in the case of a permanently and totally disabled employee) after such termination, but not later than the date on which the option terminates; provided, however that any option which is held by an employee whose employment is terminated for cause shall, to the extent not therefore exercised, automatically terminate as of the date of termination of employment. As used herein, "cause" shall mean conduct amounting to fraud, dishonesty, negligence, or engaging in competition or solicitations in contradiction and breach of any applicable employment agreement between the Company and Holder.

     Options granted to employees under the 1999 Plan shall not be affected by any change of duties or position so long as the Holder continues to be a regular full-time employee of the Company or any of its subsidiaries. An option agreement or any rules and regulations relating to the 1999 Plan may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Nothing in the 1999 Plan or in any option granted pursuant to the 1999 Plan shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employment at any time.

     11. DEATH OF EMPLOYEE. If an employee to whom an option has been granted under the 1999 Plan shall die while employed by the Company or a subsidiary or within three (3) months after the termination of such employment (other than termination for cause), such option may be exercised, to the extent exercisable by the employee on the date of death, by a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributes, at any time within six (6) months after the date of the employee's death, but not later than the date on which the option terminates.

     12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. Notwithstanding any other provision of the 1999 Plan, the Company's Board of Directors may, at anytime, make or provide for such adjustments to the 1999 Plan, to the number and class of shares issuable thereunder or to any outstanding options that it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to Holders of Common Stock generally relating to the acquisition of their shares, the Company's Board of Directors may make such adjustment as it deems equitable in respect of outstanding options and rights, including in its discretion revision of outstanding options and rights so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Board of Directors shall be conclusive. Any fractional shares resulting from such adjustments shall be eliminated.

     13. EFFECTIVE DATE. The 1999 Plan shall become effective upon approval of the same by the stockholders of the Company. Subject to such approval, the 1999

Plan is effective at once. Options may be granted under the 1999 Plan prior to such approval, but each such option shall be subject to the approval of the 1999 Plan by the stockholders of the Company. If the 1999 Plan shall not be so approved, all options granted thereunder shall be of no effect. The date of grant of any option granted prior to such approval by the stockholders shall be determined for all purposes as if the option had not been subject to such approval; provided, however, no option granted under the 1999 Plan may be exercised prior to the approval of the 1999 Plan by the Company's stockholders.

     14. TERMINATION AND AMENDMENT. The Board of Directors of the Company may suspend, terminate, modify or amend the 1999 Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the 1999 Plan, materially increase the benefits accruing to participants under the 1999 Plan, or materially modify the requirements as to eligibility for participation in the 1999 Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Paragraph 12. does not require such approval. No suspension, termination, modification or amendment of the 1999 Plan may, without the consent of the employee to whom an option shall theretofore have been granted, affect the rights of such employee under such option.

     15. MISCELLANEOUS. As said term is used in the 1999 Plan, the "Fair Market Value" of a share of Common Stock on any day means: (a) if the principal market for the Common Stock is a national securities exchange or the NASDAQ National Market System, the closing sales price of the Common Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the closing bid and the closing asked prices for the Common Stock on such day as quoted on such System, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, the mean between the highest bid and lowest asked price for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided, that if clauses (a), (b) and (c) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Committee and such determination shall be conclusive as to the Fair Market Value of the Common Stock.

     The Committee may require, as a condition to the exercise of any options granted under the 1999 Plan, that at the time of exercise, (i) the shares of Common Stock reserved for purposes of the 1999 Plan shall be duly listed, upon official notice of issuance, upon stock exchange(s) on which the Common Stock is listed, (ii) a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares shall be effective, and/or (iii) the person exercising such option deliver to the Company such documents, agreements and investment and other representations as the Committee shall determine to be in the best interest of the Company. If the shares of Common Stock being acquired upon the exercise of an option have not been registered by the Company, the Company shall have the right to place a restrictive legend on said shares of Common Stock reflecting that such shares were issued under an exemption from registration and transfer of the same will require registration or an opinion of counsel satisfactory to the Company that such transfer is exempted from registration.

     IN WITNESS WHEREOF, the undersigned have set their hands and seals this ___ day of _________, 1999.

                             HOLIDAY RV SUPERSTORES, INC.,
                              a Florida Corporation


                            By: ___________________________________
                                 Newton C. Kindlund, President


                            Attest:__________________________________
                                   Joanne M. Kindlund, Secretary


                                       (CORPORATE SEAL)